Exhibit 10.1(a)


            RECEIVABLES PURCHASE AGREEMENT


             dated as of November 22, 2000


                         Among


                   NEW SCHOOL, INC.,
                      as Seller,


                SCHOOL SPECIALTY, INC.,
                     as Servicer,


        FALCON ASSET SECURITIZATION CORPORATION

                          and

          BANK ONE, NA (MAIN OFFICE CHICAGO),
                       as Agent

                   NEW SCHOOL, INC.


            RECEIVABLES PURCHASE AGREEMENT


     This Receivables Purchase Agreement dated as of
November 22, 2000 is among NEW SCHOOL, INC., a Delaware corporation ("Seller"), SCHOOL SPECIALTY, INC., a
Wisconsin corporation ("SSI"), as initial Servicer (the
Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule
A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), FALCON ASSET SECURITIZATION
CORPORATION ("Falcon") and BANK ONE, NA (Main Office
Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                PRELIMINARY STATEMENTS

     Seller desires to transfer and assign Purchaser
Interests to the Purchasers from time to time.

     Falcon may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

     In the event that Falcon declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Falcon in accordance with the terms hereof.

     Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Falcon and the Financial Institutions in accordance with the terms hereof.

                       ARTICLE I
                 PURCHASE ARRANGEMENTS

     SECTION 1.1    Purchase Facility.

          (a)  Upon the terms and subject to the
conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Falcon may, at its option, instruct the Agent to purchase on behalf of Falcon, or if Falcon shall decline to purchase, the Agent shall purchase, on behalf of the Financial
Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility
Termination Date.

          (b)  Seller may, upon at least 10 Business
Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

     Section 1.2    Increases.  No later than 11:00 a.m.
(Chicago time) at least three (3) Business Days prior to each Incremental Purchase, Seller shall provide the Agent with prior written notice in a form set forth as
Exhibit II hereto of such Incremental Purchase (a
"Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental
Purchase hereunder), shall only be on a Settlement
Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested
Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether
Falcon agrees to make the purchase. If Falcon declines to make a proposed purchase, the Agent shall promptly notify Seller and Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article
VI, Falcon or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon
(Chicago time), an amount equal to (i) in the case of Falcon, the aggregate Purchase Price of the Purchaser
Interests Falcon is then purchasing or (ii) in the case of a Financial Institution, such Financial
Institution's Pro Rata Share of the aggregate Purchase
Price of the Purchaser Interests the Financial
Institutions are purchasing.

     Section 1.3    Decreases.  No later than 11:00 a.m.
(Chicago time) at least three (3) Business Days prior to each reduction of Aggregate Capital from Collections, Seller shall provide the Agent with prior written notice (a "Reduction Notice") of any such proposed reduction. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Falcon and the Financial
Institutions in accordance with the amount of Capital
(if any) owing to

Falcon, on the one hand, and the amount of Capital
(if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1)
Reduction Notice shall be outstanding at any time.  No
Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

     Section 1.4    Payment Requirements.  All amounts
to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. All amounts payable to any Purchaser shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago,
Illinois 60670 until otherwise notified by the Agent.
Upon notice to Seller, the Agent may debit the Facility
Account for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed.
If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                      ARTICLE II
               PAYMENTS AND COLLECTIONS

     Section 2.1    Payments.  Notwithstanding any
limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable to reduce the Seller Interest, if required, pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing
Fee, in connection with servicing, administering and collecting the Receivables; provided, however, that Seller shall pay such Servicer costs and expenses directly to Servicer so long as (a) either School
Specialty or any of its Affiliates is the Servicer and
(b) on the date of such payment all payment obligations through and including item fifth of Section 2.4 have been satisfied in full, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the
"Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid.
Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

     Section 2.2    Collections Prior to Amortization.
Prior to the Amortization Date, any Collections and/or
Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment
(each a "Reinvestment") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial
Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser
Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment (other than Servicing Fees so long as the conditions set forth in the proviso in Section
2.1(vii) are satisfied) and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating
Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital, and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating
Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Falcon pursuant to Section 13.6 (the "Termination
Date") until such Terminating Financing Institution's
Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial
Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage").
Each Terminating Financial Institution's Termination
Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

     Section 2.3    Collections Following Amortization.
On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, the percentage evidenced by such Purchaser Interests of all Collections received on such day and an additional amount for the payment of any accrued and unpaid
Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser
Interest and any other Aggregate Unpaids.

     Section 2.4    Application of Collections.  If
there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3
(as applicable), the Servicer shall distribute funds:

          first, to the payment of the Servicer's
     reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables , including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

          third, ratably to the payment of all accrued
     CP Costs, Yield and fees payable pursuant to the Fee Letter,

          fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital
     (without regard to any Termination Percentage),

          fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been reduced to zero, to Seller.

          Collections applied to the payment of
Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section
2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

     Section 2.5    Payment Recission.  No payment of
any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

     Section 2.6    Maximum Purchaser Interests.
Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate
100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

     Section 2.7    Clean Up Call.  In addition to
Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing three (3) Business Days' prior written notice to the Agent), at any time following the reduction of the Aggregate
Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate
Unpaids (excluding, however, any Servicing Fees so long as the conditions set forth in the proviso in Section
2.1(vii) are satisfied) through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent except for the absence of any liens created by or through any Purchaser or the Agent.

                      ARTICLE III
                    FALCON FUNDING

     SECTION 3.1    CP Costs.  Seller shall pay CP Costs
with respect to the Capital associated with each Purchaser Interest of Falcon for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue
CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Falcon and funded substantially with Pooled
Commercial Paper.

     Section 3.2    CP Costs Payments.  On each
Settlement Date, Seller shall pay to the Agent (for the benefit of Falcon) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Falcon for the immediately preceding Accrual Period in accordance with Article II.

     Section 3.3    Calculation of CP Costs.  On or
before the third Business Day immediately preceding each Settlement Date, Falcon shall calculate the aggregate amount of CP Costs for the applicable Accrual
Period and shall notify Seller of such aggregate amount.

                      ARTICLE IV
             FINANCIAL INSTITUTION FUNDING

     SECTION 4.1    Financial Institution Funding.  Each
Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial
Institutions pursuant to the terms and conditions hereof shall be the Base Rate; provided, however, that if the Seller has given notice to the Agent requesting the LIBO Rate in accordance with Section 4.4, such initial Discount Rate will be the LIBO Rate. If the Financial Institutions acquire by assignment from Falcon any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

     Section 4.2    Yield Payments.  On the Settlement
Date for each Purchaser Interest of the Financial
Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

     Section 4.3    Selection and Continuation of
Tranche Periods.

          (a) With consultation from the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial
Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

          (b)  Seller or the Agent, upon notice to and
consent by the other received at least three (3) Business
Days prior to the end of a Tranche Period (the "Terminating
Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser
Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser
Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Falcon be combined with a Purchaser Interest of the Financial
Institutions.

     Section 4.4    Financial Institution Discount Rates.
Seller may select the LIBO Rate or the Base Rate for
each Purchaser Interest of the Financial Institutions.
Seller shall by 11:00 a.m. (Chicago time): (i) at least
three (3) Business Days prior to the expiration of any
Terminating Tranche with respect to which the LIBO Rate
is being requested as a new Discount Rate and (ii) at
least one (1) Business Day prior to the expiration of
any Terminating Tranche with respect to which the Base
Rate is being requested as a new Discount Rate, give
the Agent irrevocable notice of the new Discount Rate
for the Purchaser Interest associated with such
Terminating Tranche.   Unless the Seller has given
notice to the Agent of its selection of the LIBO Rate at least three (3) Business Days prior to the date of such transfer, the initial Discount Rate for any Purchaser Interest transferred to the Financial
Institutions pursuant to the terms and conditions hereof shall be the Base Rate; if such notice has been given, the initial Discount Rate shall be the LIBO
Rate.

     Section 4.5    Suspension of the LIBO Rate.

          (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata
Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate with respect to such Financial Institution and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate with respect to such Financial Institution.

          (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Falcon or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Falcon and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that
(i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                       ARTICLE V
            REPRESENTATIONS AND WARRANTIES

     SECTION 5.1    Representations and Warranties of
the Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

          (a)  Corporate Existence and Power.  Such
Seller Party is a corporation duly organized, validly existing and in good standing or on active status under the laws of its state of incorporation. Such Seller
Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except when the failure to do so would not have a Material Adverse Effect.

          (b)  Power and Authority; Due Authorization,
Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other
Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction
Document to which such Seller Party is a party have been duly executed and delivered by such Seller Party.

          (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other
Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d)  Governmental Authorization.  Other than
the filing of the financing statements required hereunder and the filing of this Agreement with the Securities and Exchange Commission, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such

Seller Party of this Agreement and each other Transaction
Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e)  Actions, Suits.  There are no actions,
suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse
Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

          (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity
(regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information (including, without limitation, all Semi-
Monthly and Monthly Reports) hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h)  Use of Proceeds.  No proceeds of any
purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i)  Good Title.  Immediately prior to each
purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related
Security.

          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the

UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

          (k)  Places of Business and Locations of
Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with
Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's
Federal Employer Identification Number and Seller's organizational identification number (if any) is correctly set forth on Exhibit III.

          (l)  Collections.  The conditions and
requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection
Account at a future time or upon the occurrence of a future event.

          (m)  Material Adverse Effect.  (i) The initial
Servicer represents and warrants that since April 29, 2000 no event has occurred that would reasonably be expected to have a Material Adverse Effect on the financial condition or operations of the initial Servicer and its Subsidiaries taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii)
Seller represents and warrants that since the date of this Agreement, no event has occurred that would reasonably be expected to have a Material Adverse Effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

          (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (o)  Ownership of Seller.  Originator owns,
directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse
Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

          (p)  Not a Holding Company or an Investment
Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company
Act of 1935, as amended, or any successor statute.  Such
Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q)  Compliance with Law.  Such Seller Party
has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the violation of which would reasonably be expected to have a Material Adverse Effect. Each
Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

          (r)  Compliance with Credit and Collection
Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection
Policy, other than as permitted under Section 7.2(c), and in compliance with the notification requirements of
Section 7.1(a)(vii).

          (s) Payments to Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy
Reform Act of 1978 (11 U.S.C. 101 et seq.), as amended.

          (t)  Enforceability of Contracts.  Each
Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding
Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u)  Eligible Receivables.  Each Receivable
included in the Net Receivables Balance as an Eligible
Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

          (v)  Net Receivables Balance.  Seller has
determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate
Capital, plus (ii) the Aggregate Reserves.

          (w)  Accounting.  The manner in which such
Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

          (x)  Purpose.  Seller has determined that,
from a business viewpoint, the purchase of the Receivables and related interests thereto from the Originator under the Receivables Sale Agreement, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.

          (y)  Other Representations and Warranties.
This Agreement is effective to transfer to the Agent and the Purchasers, as assignees of Seller, the full benefit of and a direct claim against each of Originator and each Original Seller in respect of each representation or warranty made by Originator and each Original Seller under any Transaction Document.

     Section 5.2    Financial Institution Representations
and Warranties. Each Financial Institution hereby represents and warrants to the Agent, Seller Parties and Falcon that:

          (a)  Existence and Power.  Such Financial
Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

          (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets.
This Agreement has been duly authorized, executed and delivered by such Financial Institution.

          (c)  Governmental Authorization.  No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

          (d)  Binding Effect.  This Agreement
constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                      ARTICLE VI
                CONDITIONS OF PURCHASES

     SECTION 6.1    Conditions Precedent to Initial
Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

     Section 6.2    Conditions Precedent to All
Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or

Reinvestment: (a) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports and Semi-Monthly Reports as and when due under Section 8.5 and upon the Agent's request, the Servicer shall have delivered to the Agent an interim
Monthly Report or Semi-Monthly Report showing the amount of Eligible Receivables (i) at least three (3) days prior to any Incremental Purchase and (ii) no later than three (3) days after such request in the case of any Reinvestment; (b) the Facility Termination
Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

               (i)  the representations and warranties set
     forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;
     and

               (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.


                      ARTICLE VII
                       COVENANTS

     SECTION 7.1    Affirmative Covenants of the Seller
Parties. Until the date on which the Aggregate Unpaids have been paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

          (a) Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

               (i)  Annual Reporting.  Within ninety (90)
     days after the close of each of its respective fiscal years (A) audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Servicer for such fiscal year certified in a manner acceptable to the Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Agent, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification and (B) financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such Seller Party (other than the Servicer) for such fiscal year certified by such Seller Party's respective chief financial officer.

               (ii) Quarterly Reporting.  Within forty-five
     (45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each Seller Party as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Seller Party for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
     Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) Shareholders Statements and Reports.
     Promptly upon the furnishing thereof to the shareholders, in their capacity as shareholders, of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Falcon, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller
     Party as the Agent may from time to
     time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

          Information required to be delivered pursuant to Section 7.1(a)(i), (ii), (iv) or (v) above shall be deemed to have been delivered on the date on which the Agent is notified (which notification may be by e-mail) that SSI has posted such information on SSI's website on the Internet at the website address at www.schoolspecialty.com or at another website identified in a notice delivered to Seller and the Agent and accessible by Seller and the Agent without charge, provided that SSI shall deliver paper copies of the information referred to in Section 7.1(a)(i), (ii),
(iv) or (v) to Seller or the Agent if Seller or the Agent requests such delivery.

          (b)  Notices.  Such Seller Party will cause an
Authorized Officer of such Seller Party to notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i)  Amortization Events or Potential
     Amortization Events. The occurrence of each Amortization Event and each Potential Amortization
     Event.

               (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $1,000,000 and
     (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which could reasonably be expected to have a Material Adverse Effect; and (3) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

               (iii) Material Adverse Effect.  The
     occurrence of any event or condition that has had, or could reasonably be expected to have, a Material
     Adverse Effect.

               (iv) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

               (v)  Defaults Under Other Agreements.  The
     occurrence of a default or an event of default under the SSI Loan Agreement or under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor which, in the case of the Servicer, could reasonably be expected to have a Material Adverse Effect.

               (vi) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

          (c)  Compliance with Laws and Preservation of
Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the violation of which could reasonably be expected to have a Material Adverse Effect.
Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted except when the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          (d) Audits. Such Seller Party will (and will cause Originator to) furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such
Seller Party will, on or about the date which occurs six
(6) months after the date hereof and from time to time, during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller
Party, permit the Agent, or its agents or representatives and will cause Originator to permit the Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

          (e)  Keeping and Marking of Records and Books.

               (i)  The Servicer will (and will cause
     Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Such Seller Party will (and will cause
     Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) after the occurrence and during the continuation of an Amortization Event that has not been waived in writing in accordance with the terms hereof, upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser
     Interests and (y) deliver to the Agent all Contracts
     (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f)  Compliance with Contracts and Credit and
Collection Policy. Such Seller Party will (and will cause Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and
(ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g)  Performance and Enforcement of Receivables
Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale
Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

          (h)  Ownership.  Seller will (or will cause
Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse
Claims in favor of the Agent and the Purchasers
(including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect
Seller's ownership interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the ownership interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security (to the extent covered by Article 9 of the UCC) and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

          (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Originator and its Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

               (i) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator or its Affiliates (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

               (ii) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

               (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of Originator or any of its Affiliates, Seller shall lease such office at a fair market rent;

               (iv) have separate stationery, invoices and checks in its own name;

               (v) conduct all transactions with Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

               (vi) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

               (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors
     (including the Independent Director);

               (viii) maintain Seller's books and records separate from those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator and any Affiliate thereof;

               (ix) prepare its financial statements separately from those of Originator or any Affiliate thereof and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

               (x)  except as herein specifically otherwise
     provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

               (xi) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this
     Section 7.1(i));

               (xii) operate its business and activities such
     that:   it does not engage in any business or activity
     of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Receivables Sale Agreement and its Certificate of Incorporation; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
     (2) the incurrence of obligations under this Agreement and the other Transaction Documents, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

               (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

               (xiv) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

               (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

               (xvi) maintain at all times the Required
     Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

               (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Foley & Lardner, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this

     Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j)  Collections.  Such Seller Party will cause
(1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection
Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

          (k)  Taxes.  Such Seller Party will file all
tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Falcon, the Agent or any Financial
Institution.

          (l)  Insurance.  Seller will maintain in
effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

          (m)  Payment to Originator and Original Seller.
With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables
Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable. With respect to any Receivable purchased by Originator from an Original Seller, such sale shall be effected under, and in strict compliance with the terms of, the related Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to each such Original Seller in respect of the purchase price for such Receivable.

     Section 7.2    Negative Covenants of the Seller
Parties. Until the date on which the Aggregate Unpaids have been paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

          (a)  Name Change, Offices and Records.  Such
Seller Party will not change its jurisdiction of incorporation or form of organization, or change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where
Records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the

Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

          (b)  Change in Payment Instructions to
Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection
Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box;
provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c)  Modifications to Contracts and Credit and
Collection Policy. Such Seller Party will not, and will not permit Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section
8.2(d), the Servicer will not, and will not permit
Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection
Policy.

          (d)  Sales, Liens.  Seller will not sell, assign
(by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

          (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net
Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

          (f)  Termination Date Determination.  Seller
will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to [Section 5.1(d)] of the Receivables Sale
Agreement.

          (g)  Restricted Junior Payments.  From and
after the occurrence of any Amortization Event unless waived in writing in accordance with the terms hereof, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                     ARTICLE VIII
             ADMINISTRATION AND COLLECTION

     SECTION 8.1    Designation of Servicer.

          (a)  The servicing, administration and
collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. SSI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, designate as Servicer any Person to succeed SSI or any successor Servicer.

          (b) SSI may delegate, and SSI hereby advises the Purchasers and the Agent that it has delegated, to each Original Seller, as sub-servicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Original Seller. Without the prior written consent of the Agent and the Required Financial
Institutions, Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) SSI and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or attorneys in accordance with its customary practices. SSI shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Seller other than to the Original Sellers. If at any time after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, the Agent shall designate as Servicer any Person other than SSI all duties and responsibilities theretofore delegated by Seller to SSI may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to SSI and to Seller.

          (c)  Notwithstanding the foregoing subsection
(b), (i) SSI shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with SSI in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than SSI in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. SSI, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2    Duties of Servicer.  The Servicer
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the Credit and Collection Policy.

          (a)  The Servicer will instruct all Obligors
to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a
Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection
Bank a Collection Notice pursuant to Section 8.3, the
Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (b)  The Servicer shall administer the
Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (c) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d)  The Servicer shall hold in trust for
Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The
Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds belonging to Seller and received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

          (e)  Any payment by an Obligor in respect of
any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any

Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3    Collection Notices.  The Agent is
authorized at any time after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, to date and to deliver to the Collection Banks the Collection Notices.
Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing
Collections, (ii) enforce the Receivables, the related
Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting
Collections of Receivables to come into the possession of the Agent rather than Seller.

     Section 8.4    Responsibilities of Seller.  Anything
herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The
Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

     Section 8.5    Reports.  The Servicer shall prepare
and forward to the Agent (i) on each Monthly Reporting
Date and at such times as the Agent shall request, a Monthly Report , (ii) on each Semi-Monthly Reporting Date and at such times as the Agent shall request, a Semi-
Monthly Report and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

     Section 8.6    Servicing Fees.  In consideration
of SSI's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as SSI shall continue to perform as Servicer hereunder, Seller shall pay over to SSI a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, no greater than 0.75% per annum of the average Net Receivables Balance during such period, as compensation for its servicing activities. In the event that SSI is replaced as servicer pursuant to Section 8.1(a), the "Servicing
Fee" shall be that fee agreed upon between the Agent and any successor Servicer from time to time.

                      ARTICLE IX
                  AMORTIZATION EVENTS

     SECTION 9.1    Amortization Events.  The occurrence
of any one or more of the following events shall constitute an Amortization Event:

          (a) Any Seller Party or Original Seller shall fail (i) to make any payment or deposit required hereunder or under the Receivables Sale Agreement or each Transfer
Agreement when due, or (ii) to perform or observe any term, covenant or agreement hereunder or under the Receivables Sale Agreement or each Transfer Agreement
(other than as referred to in clause (i) of this clause
(a) and clause (e)) and such failure shall continue for three (3) consecutive Business Days.

          (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

          (c) Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay
Indebtedness in excess of $5,000,000 when due; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d) Any Seller Party shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors;
or (ii) any proceeding shall be instituted by or against any Seller Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

          (e)  Seller shall fail to comply with the
terms of Section 2.6 hereof.

          (f)  As at the end of any Collection Period:

               (i) the number of Days Collections Outstanding at the end of such Collection Period and as at the end of the immediately preceding Collection Period shall equal or exceed 95; or

               (ii) the Run-Off Ratio as at the end of such Collection Period and as at the end of the immediately preceding Collection Period shall equal or exceed 25%; or

               (iii) the three month rolling average Dilution
     Trigger Ratio as at the end of such Collection Period shall equal or exceed 2.70%; or

               (iv) the Loss-to-Liquidation Ratio as at the end of such Collection Period shall equal or exceed 1.20%.

          (g) A Change of Control with respect to SSI shall occur or SSI shall cease to own directly, free and clear of all Adverse Claims, all of the outstanding shares of Seller.

          (h)  (i) One or more final judgments for the
payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          (i)  (i) The "Termination Date" under and as
defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement, or (ii) Seller or
Originator shall cease to perform any of their respective material obligations and undertakings under and pursuant to the Receivables Sale Agreement or shall fail to vigorously enforce the rights and remedies accorded under the Receivables Purchase Agreement after the occurrence of such failure, or (iii) Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

          (j)  This Agreement shall terminate in whole
or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

          (k)  As at the end of any fiscal quarter:

               (i)  the  Consolidated Leverage Ratio shall
     exceed (A) 3.75:1.0 for the fiscal quarter ending on October 30, 2000, (B) 3:50:1.0 for each fiscal quarter ending after October 30, 2000 (other than each fiscal quarter ending July 30 of each year), or (C) 4.25:1.0 for each fiscal quarter ending on July 30 of each year;

               (ii) the  Consolidated Fixed Charge Coverage
     Ratio (as defined in the SSI Loan Agreement) shall be less than 2.0:1.0; or

               (iii) Consolidated Net Worth (as defined in the SSI Loan Agreement) shall be less than the sum of
     (A) $125,000, 000 plus (B) 50% of the aggregate Consolidated Net Income (as defined in the SSI Loan Agreement) (but not less than zero) for each fiscal quarter ending after September 30, 1998, such increases to be cumulative, plus (C) 100% of the net proceeds from Equity Transactions (as defined in the SSI Loan Agreement) occurring after September 30, 1998.

     Section 9.2    Remedies.  Upon the occurrence and
during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required
Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller
Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy
Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party,
(iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                       ARTICLE X
                    INDEMNIFICATION

     SECTION 10.1   Indemnities by The Seller Parties.
Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law,
(A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified
Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified
Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

               (i)  Indemnified Amounts to the extent a
     final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

     provided, however, that nothing contained in this sentence shall limit the liability of any Seller
     Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

               (iv) any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (v)  the failure by Seller, the Servicer or
     Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (vi) any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (vii) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (viii) any dispute, claim, offset or defense
     (other than discharge in bankruptcy, or suspension of payments due to the bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (ix) the commingling of Collections of
     Receivables at any time with other funds;

               (x)  any investigation, litigation or
     proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (xi) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (xii) any Amortization Event described in
     Section 9.1(d);

               (xiii) any failure of Seller to acquire
     and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

               (xiv) any failure to vest and maintain
     vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

               (xv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

               (xvi) any action or omission by any Seller
     Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

               (xvii) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;

               (xviii) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

     Section 10.2   Increased Cost and Reduced Return.

          (a)   If after the date hereof, any Funding
Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding
Agreement, or on or with respect
to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding
Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding
Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, accompanied by a Certificate, in reasonable detail, setting forth the computation of the amount demanded, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. Notwithstanding the foregoing, Seller shall have no liability for any such amounts for which a Funding Source is seeking compensation if such Funding Source had actual knowledge of such Regulatory Change more than ninety
(90) days prior to the date such Funding Source demands compensation pursuant to this Section 10.2 with respect to such Regulatory Change.

          (b) If any Funding Source shall give a notice seeking any amount pursuant to Section 10.02(a) (such a Funding Source, a "Claimant"), such Claimant shall be obliged, at the request of Seller, Falcon or the Agent, to assign all of its rights and obligations hereunder to
(i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Falcon and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Claimant; provided that the replacement
Financial Institution otherwise satisfies the requirements of Section 12.1(b).

     Section 10.3   Other Costs and Expenses.  Seller
shall pay to the Agent and Falcon on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Falcon's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Falcon and the Agent (which such counsel may be employees of Falcon or the Agent) with respect thereto and with respect to advising Falcon and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                      ARTICLE XI
                       THE AGENT

     SECTION 11.1   Authorization and Action.  Each
Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other
Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other
Transaction Document or otherwise exist for the Agent.
In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the payment in full of all Aggregate
Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements, the Fee Letter and the Collection Account
Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

     Section 11.2   Delegation of Duties.  The Agent may
execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3   Exculpatory Provisions.  Neither
the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction
Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller
Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential
Amortization Event unless the Agent has received notice from Seller or a Purchaser.

     Section 11.4   Reliance by Agent.  The Agent shall
in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel
(including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Falcon or the Required Financial
Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Falcon or the Required Financial
Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

     Section 11.5   Non-Reliance on Agent and Other
Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller
Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other
Transaction Documents and all other documents related hereto or thereto.

     Section 11.6   Reimbursement and Indemnification.
The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction
Documents.

     Section 11.7   Agent in its Individual Capacity.
The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms
"Financial Institution," "Purchaser," "Financial
Institutions" and "Purchasers" shall include the Agent in its individual capacity.

     Section 11.8   Successor Agent.  The Agent may,
upon ten days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such ten-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such ten-day period, then effective upon the termination of such ten-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other
Transaction Documents.

                      ARTICLE XII
              ASSIGNMENTS; PARTICIPATIONS

     SECTION 12.1   Assignments.

          (a)  Seller and each Financial Institution
hereby agree and consent to the complete or partial assignment by Falcon of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon such assignment, Falcon shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Falcon of this Agreement or all or any of the Purchaser
Interests of Falcon shall have all of the rights and benefits under this Agreement as if the term "Falcon" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Falcon hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

     (b) Any Financial Institution may at any time and from time to time assign to one or more Persons
("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Falcon and Seller shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings
Group and P-1 by Moody's Investor Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Falcon, an enforceability opinion in form and substance satisfactory to the Agent and Falcon. Upon delivery of the executed
Assignment Agreement to the Agent, such selling Financial
Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings
Group and P-1 by Moody's Investor Service, Inc. (an
"Affected Financial Institution"), such Affected
Financial Institution shall be obliged, at the request of Falcon or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial
Institution or (y) another funding entity nominated by the Agent and acceptable to Falcon, and willing to participate in this Agreement through the Liquidity
Termination Date in the place of such Affected
Financial Institution; provided that the Affected
Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the
Aggregate Capital and Yield owing to the Financial
Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata
Share of the Purchaser Interests of the Financial
Institutions.

     Section 12.2   Participations.  Any Financial
Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata
Share of the Purchaser Interests of the Financial
Institutions, its obligation to pay Falcon its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Falcon and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial
Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial
Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


                     ARTICLE XIII
                  LIQUIDITY FACILITY

     SECTION 13.1   Transfer to Financial Institutions.
Each Financial Institution hereby agrees, subject to
Section 13.4, that immediately upon written notice from Falcon delivered on or prior to the Liquidity
Termination Date, it shall acquire by assignment from Falcon, without recourse or warranty, its Pro Rata
Share of one or more of the Purchaser Interests of Falcon as specified by Falcon. Each such assignment by Falcon shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial
Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Falcon and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Falcon, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Falcon in reliance upon such assumption. Falcon hereby sells and assigns to the Agent for the ratable benefit of the Financial
Institutions, and the Agent hereby purchases and assumes from Falcon, effective upon the receipt by Falcon of the Falcon Transfer Price, the Purchaser
Interests of Falcon which are the subject of any transfer pursuant to this Article XIII.

     Section 13.2   Transfer Price Reduction Yield.
If the Adjusted Funded Amount is included in the calculation of the Falcon Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Falcon the Reduction
Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

     Section 13.3   Payments to Falcon.  In consideration
for the reduction of the Falcon Transfer Prices by the Falcon Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Falcon Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Falcon any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

     Section 13.4   Limitation on Commitment to Purchase
from Falcon. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Falcon, pursuant to Section 13.1 or otherwise, if:

               (i)  Falcon shall have voluntarily commenced
     any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon or taken any corporate action for the purpose of effectuating any of the foregoing; or

               (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Falcon by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon and such proceeding or petition shall have not been dismissed.

     Section 13.5   Defaulting Financial Institutions.
If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to
Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Falcon Transfer Price Deficit"), then upon notice from the Agent, each Financial
Institution other than the Defaulting Financial
Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative
Commitments of the Non-Defaulting Financial
Institutions, after excluding the Commitment of any Approved Unconditional Liquidity Providers) of the
Falcon Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's
Commitment; provided, however, that if an Approved
Unconditional Liquidity Provider is the Defaulting
Financial Institution, the Non-Defaulting Financial
Institutions shall have no obligation to pay any amount to the Agent pursuant to this Section 13.5 as a result of a default by such Approved Unconditional Liquidity
Provider;

provided, further, that in no event shall any Approved
Unconditional Liquidity Provider be required to make any payment as a Non-Defaulting Financial Institution pursuant to this Section 13.5. A Defaulting Financial
Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial
Institutions all amounts paid by each Non-Defaulting
Financial Institution on behalf of such Defaulting
Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-
Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Falcon may have under applicable law, each Defaulting
Financial Institution shall pay to Falcon forthwith upon demand, the difference between such Defaulting Financial
Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting
Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition
Amount pursuant to Section 13.1 until the date the requisite amount is paid to Falcon in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

     Section 13.6   Terminating Financial Institutions.

          (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30
Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity
Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each
Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution").
The Agent shall promptly notify Falcon and Seller of each Non-Renewing Financial Institution and Falcon, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing
Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Falcon on or before the Liquidity Termination Date or
(B) upon one (1) Business Days' notice to such Non-
Renewing Financial Institution assign to such Non-
Renewing Financial Institution on a date specified by Falcon its Pro Rata Share of the aggregate Purchaser
Interests then held by Falcon, subject to, and in accordance with, Section 13.1. In addition, Falcon may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Falcon or (y) assign to any Affected Financial Institution on a date specified by Falcon its Pro Rata Share of the aggregate Purchaser Interests then held by Falcon, subject to, and in accordance with, Section 13.1 (each
Affected Financial Institution or each Non-Renewing
Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating
Financial Institutions shall be made by Falcon in its sole and absolute discretion.

     (b)  Upon any assignment to a Terminating
Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial
Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial
Institution (after application of Collections thereto pursuant to Sections

2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder;
provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating
Financial Institution prior to its termination as a Financial Institution.

                      ARTICLE XIV
                     MISCELLANEOUS

     SECTION 14.1   Waivers and Amendments.

          (a)  No failure or delay on the part of the
Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b)  No provision of this Agreement may be
amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section
14.1(b).  Falcon, Seller and the Agent, at the direction
(or with the consent) of the Required Financial
Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

               (i)  without the consent of each affected
     Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers,
     (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Aggregate Reserve", "Concentration Limit", "Days Collections Outstanding", "Default Ratio", "Delinquency Ratio", "Dilution Horizon Ratio", "Dilution Ratio", "Dilution Reserve", "Dilution Reserve Ratio", "Dilution Trigger Ratio", "Eligible Receivable", "Loss Reserve", "Net Receivables Balance", "Run Off Ratio", or "Yield/Servicing Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

               (ii) without the written consent of the then
     Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial
Institutions and Falcon upon prior written notice to Seller may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section
14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

     Section 14.2   Notices.  Except as provided in this
Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective when received at the address specified in this Section 14.2.
Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be authorized by and acting on behalf of Seller. Upon request by the Agent, Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the telephonic notice, the written confirmation shall govern absent manifest error.

     Section 14.3   Ratable Payments.  If any Purchaser,
whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate
Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other
Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate
Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 14.4   Protection of Ownership Interests of
the Purchasers.

          (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct, after the occurrence of an Amortization Event that has not been waived in writing in accordance with the terms hereof, that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

          (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

     Section 14.5   Confidentiality.

          (a)  Each Seller Party and each Purchaser
shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding and to the "Lenders" and the "Administrative Agent" under the SSI Loan Agreement to the extent required pursuant thereto (but excluding, in any event, the Fee Letter).

          (b)  Anything herein to the contrary
notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Falcon by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 14.6   Bankruptcy Petition.  Seller, the
Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Falcon or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against, Falcon or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7   Limitation of Liability.  Except
with respect to any claim arising out of the willful misconduct or gross negligence of Falcon, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Falcon, the Agent or any Financial Institution or their respective
Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 14.8   CHOICE OF LAW.  THIS AGREEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.

     Section 14.9   CONSENT TO JURISDICTION.  EACH SELLER
PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE
JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK
COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT
OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO
THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY
AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR
PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH
COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW
OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT
SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN
SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO
BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE
COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL
PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY
PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY
PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED
WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH
SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE
BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     Section 14.10  WAIVER OF JURY TRIAL.  EACH PARTY
HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY
WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS
AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY
PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP
ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 14.11  Integration; Binding Effect; Survival
of Terms.

          (a)  This Agreement and each other Transaction
Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and
14.6 shall be continuing and shall survive any termination of this Agreement.

     Section 14.12  Counterparts; Severability; Section
References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 14.13  Bank One Roles.  Each of the Financial
Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Falcon or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Falcon or any Financial
Institution (collectively, the "Bank One Roles").
Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

     Section 14.14  Characterization.

          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser
Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other person arising in connection with the Receivables, the Related
Security, or the related Contracts, or any other obligations of Seller or Originator.

     (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under the following assets now existing or hereafter arising: all Receivables, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any of the foregoing, and all other assets in which the Agent has acquired, may hereafter acquire and/or purports to have acquired an interest hereunder, prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate
Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
               [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                         NEW SCHOOL, INC., as Seller



                         By:  /s/ Mary M. Kabacinski
                              -------------------------------
                         Name:    Mary M. Kabacinski
                         Title:   Treasurer

                         Address:  3395 West College Avenue
                                   Appleton, Wisconsin  54911

                         FAX:      920-882-5863



                         SCHOOL SPECIALTY, INC.,
                         as Servicer


                         By: /s/ Mary M. Kabacinski
                             -------------------------------
                         Name:   Mary M. Kabacinski
                         Title:  CFO

                         Address:  3395 West College Avenue
                                   Appleton, Wisconsin  54911

                         FAX: 920-882-5863

                         FALCON ASSET SECURITIZATION CORPORATION



                         By:  /s/ Elizabeth Chung
                              ------------------------------
                                  Authorized Signatory

                         Address:  c/o Bank One, NA (Main Office Chicago),
                                   as Agent
                                   Asset Backed Finance
                                   Suite IL1-0079, 1-19
                                   1 Bank One Plaza
                                   Chicago, Illinois  60670-0079

                         FAX:      (312) 732-1844


                         BANK ONE, NA (MAIN OFFICE CHICAGO), as a
                         Financial Institution and as Agent


                         By: /s/ Elizabeth Chung
                             ------------------------------
                         Name:   Elizabeth Chung
                         Title:  Vice President

                         Address:  Bank One, NA (Main Office Chicago)
                                   Asset Backed Finance
                                   Suite IL1-0596, 1-21
                                   1 Bank One Plaza
                                   Chicago, Illinois  60670-0594

                         Fax:      312-732-2245

                       EXHIBIT I

                      DEFINITIONS



     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

     "Acquired Unit" means any division, unit or business which is merged, consolidated, amalgamated with, or acquired by, the Originator or any Original
Seller pursuant to an Acquisition; provided, however, that no such division, unit or business shall be an Acquired Unit if such division, unit or business (i) is merged, consolidated, amalgamated with or acquired by the Originator, (ii) shall have reported gross revenues of less than $60,000,000 in its most recently ended fiscal year at the time of such merger, consolidation, amalgamation or acquisition, (iii) is engaged in a business similar to that of the Originator or any Original Seller as of the date hereof, and (iv) is included in the Originator's "SFD" reporting system.

     "Acquisition" means any merger, consolidation or amalgamation or other acquisition of assets of any other Person by the Originator or any Original Seller.

     "Acquisition Amount" means, on the date of any purchase from Falcon of one or more Purchaser Interests pursuant to Section 13.1, (a) with respect to each Financial Institution (other than any Unconditional
Liquidity Provider), the lesser of (i) such Financial
Institution's Pro Rata Share of the sum of (A) the lesser of (1) the Adjusted Liquidity Price of each such Purchaser Interest and (2) the Capital of each such Purchaser Interest and (B) all accrued and unpaid CP
Costs for each such Purchaser Interest and (ii) such Financial Institution's unused Commitment and (b) with respect to each Unconditional Liquidity Provider, the lesser of (x) such Unconditional Liquidity Provider's
Pro Rata Share of the sum of (1) the Capital of each such Purchaser Interest and (2) all accrued and unpaid
CP Costs for each such Purchaser Interest and (y) such Unconditional Liquidity Provider's unused Commitment.

     "Acquisition Receivable" means any indebtedness owed to an Acquired Unit, or which arises in connection with the business operations of an Acquired Unit following the date of the applicable Acquisition, which constitutes a "Receivable". Such Receivables shall remain "Acquisition Receivables" until the date on which the Agent notifies the Originator that such Receivables shall no longer constitute "Acquisition
Receivables".

     "Adjusted Funded Amount" means, in determining the Falcon Transfer Price for any Purchaser Interest, an amount equal to the sum of (a) the Adjusted Liquidity
Price of each such Purchaser Interest and (b) an amount equal to each Unconditional Liquidity Provider's Pro
Rata Share of the excess, if any, of (i) the Capital of each such Purchaser Interest over (ii) the Adjusted
Liquidity Price of each such Purchaser Interest.

     "Adjusted Liquidity Price" means an amount equal to:

                        RI*[DC+[NDR/1.05]]

     where:

             RI    =    the undivided percentage
interest evidenced by such Purchaser Interest.

             DC    =    the Deemed Collections.

             NDR   =    the Outstanding Balance of all
Receivables as to which any payment, or part thereof, has not remained unpaid for 121 days or more from the original invoice date for such payment.

Each of the foregoing shall be determined from the most recent Monthly Report or Semi-Monthly Report received from the Servicer.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other similar right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affected Financial Institution" has the meaning specified in Section 12.1(c).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another
Person if the controlling Person owns 25% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" has the meaning set forth in the preamble to this Agreement.

     "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

     "Aggregate Reduction" has the meaning specified in
Section 1.3.

     "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Yield/Servicing Reserve and the Dilution Reserve.

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

     "Agreement" means this Receivables Purchase
Agreement, as it may be amended or modified and in effect from time to time.

     "Allowance for Doubtful Accounts" has the meaning specified for such term under GAAP.

     "Amortization Date" means the earliest to occur of
(i) the day on which the condition precedent set forth in Section 6.2(iii) is not satisfied, (ii) the Business
Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii),
(iii) the Business Day specified in a written notice from the Agent following the occurrence of any other
Amortization Event, and (iv) the date which is thirty
(30) Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

     "Amortization Event" has the meaning specified in
Article IX.

     "Approved Unconditional Liquidity Provider" means an Unconditional Liquidity Provider which has received approval from Standard & Poor's Ratings Group and
Moody's Investors Service, Inc. to be relieved from any obligation to pay amounts as a Non-Defaulting Financial
Institution pursuant to Section 13.5 hereof.

     "Assignment Agreement" has the meaning set forth in Section 12.1(b).

     "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

     "Bank One" means Bank One, NA (Main Office
Chicago) in its individual capacity and its successors.

     "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One or Bank
One Corporation from time to time, changing when and as such rate changes.

     "Broken Funding Costs" means for any Purchaser
Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article
XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction
Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser
Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated;
provided, that such portion of Capital shall be invested within one (1) Business Day after receipt thereof. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause
(A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess promptly upon demand. All Broken Funding
Costs shall be due and payable hereunder upon demand.

     "Business Day" means any day on which banks are not authorized or required to close in New York, New
York or Chicago, Illinois and The Depository Trust
Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

     "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser
Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored
(in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

     "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Seller Party.

     "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased,
(iii) which, consistent with the Credit and Collection
Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original invoice date for such payment.

     "Childcraft Receivables" means all Receivables for which the Original Seller is Childcraft Education
Corp., a New York corporation.

     "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

     "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among Originator, Seller, the Agent, a Collection Bank and an
Original Seller, if applicable.

     "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

     "Collection Notice" means a notice, in
substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

     "Collection Period" means, for any Seller Party, each fiscal month of such Seller Party.

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

     "Commercial Paper" means promissory notes of Falcon issued by Falcon in the commercial paper market.

     "Commitment" means, for each Financial
Institution, the commitment of such Financial
Institution to purchase Purchaser Interests from (i)
Seller and (ii) Falcon, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase
Price therefor.

     "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments minus an amount equal to 2% of such aggregate Commitments at such time minus (b) the Aggregate Capital at such time.

     "Concentration Limit" means, at any time, for any Obligor, 2% of the Outstanding Balance of all Eligible
Receivables at such time.

     "Consolidated Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt (as defined in the SSI Loan
Agreement) on such day to Consolidated EBITDA (as defined in the SSI Loan Agreement) for the period of four consecutive fiscal quarters ending on such day.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

     "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial
Paper, minus (v) any payment
received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Falcon pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental
Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase the Agent shall notify Seller of such higher CP Costs and, absent the cancellation of such Incremental Purchase by Seller, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Falcon in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional
CP Costs applicable only to such special pool and charged each day during such period against such Capital.

     "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

     "Days Collections Outstanding" means, for any Collection Period, the product, expressed in days, of
(i) the aggregate Outstanding Balance of all Receivables on the first day of such Collection Period, divided by (ii) the aggregate amount of all Collections received during such Collection Period, times (iii) 30 days.

     "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller
(other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to the affected Receivable.

     "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate
Unpaids, an amount equal to interest on any such unpaid
Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

     "Default Ratio" means, as at the last day of any Collection Period, a percentage equal to (i) the sum of
(A) the aggregate Outstanding Balance of all Defaulted
Receivables as of such day plus (B) the aggregate
Outstanding Balance of all Receivables (other than
Defaulted Receivables) that became Charged-Off
Receivables during such Collection Period, divided by
(ii) the aggregate Outstanding Balance of all Receivables as of such day.

     "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 121 days or more from the original invoice date for such payment.

     "Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding
Balance of all Receivables that were Delinquent
Receivables at such time divided by (ii) the aggregate
Outstanding Balance of all Receivables at such time.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more but less than 121 days from the original invoice date for such payment.

     "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.

     "Dilution Horizon Ratio" means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate of all Receivables generated during the two (2) most recently ended Collection Periods by (ii) the aggregate
Outstanding Balance of non-Defaulted Receivables as at the last day of the most recently ended Collection
Period.

     "Dilution Ratio" means, for any Collection Period, a percentage equal to (i) the product of 1.13 multiplied by the aggregate amount of Dilutions with respect to Traditional Receivables and Childcraft
Receivables during such Collection Period, divided by
(ii) the aggregate Receivables generated during the Collection Period which immediately preceded such Collection Period.

     "Dilution Reserve" means, on any date, an amount equal to the product of (i) the greater of (a) 15.0% and (b) the Dilution Reserve Ratio then in effect times
(ii) the Net Receivables Balance as of the close of business on the immediately preceding Business Day.

     "Dilution Reserve Ratio" means, as of any date, an amount calculated as follows:

     DRR  =  [(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR)]]  x  DHR

             where:

             DRR       =    the Dilution Reserve Ratio;

             ADR       =    the  average of the Dilution
                            Ratios for the past twelve
                            Collection Periods;

             HDR       =    the highest average Dilution Ratio
                            for any two (2) consecutive
                            Collection Periods during the most
                            recent twelve months; and

             DHR       =    the Dilution Horizon Ratio.

The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Settlement Date until the next succeeding
Settlement Date.

     "Dilution Trigger Ratio" means, for any Collection
Period, a percentage equal to (i) the aggregate amount of Dilutions with respect to Traditional Receivables and Childcraft

Receivables during such Collection Period, divided by
(ii) the aggregate Outstanding Balance of all Receivables on the first day of such Collection Period.

     "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

     "Discount Rate" means, the LIBO Rate or the Base
Rate, as applicable, with respect to each Purchaser
Interest of the Financial Institutions.

     "Eligible Receivable" means, at any time, a
Receivable:

               (i)  the Obligor of which (a) if a natural
     person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and
     (d) is not a government or a governmental subdivision or agency, other than a school district,

               (ii) which is not a Charged-Off Receivable,

               (iii) which by its terms is due and payable
     (i) within 30 days of the original invoice date therefor and has not had its payment terms extended, or (ii) more than 30 days after the original invoice date, provided that, the Outstanding Balance of such Receivable, when added to the Outstanding Balance of all Receivables which by their terms are due more than 30 days after the original invoice date shall not exceed 3.0% of the Outstanding Balance of all Receivables at such time,

               (iv) which is an "account" within the meaning of Section 9-105 of the UCC of all applicable jurisdictions,

               (v) which is denominated and payable only in United States dollars in the United States,

               (vi) which arises under a Contract in
     substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

               (vii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

               (viii) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by Originator,

               (ix) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

               (x) which satisfies all applicable requirements of the Credit and Collection Policy,

               (xi) which was generated in the ordinary course of Originator's business, and is not an Acquisition
     Receivable

               (xii) which arises solely from the sale of goods or the provision of services to the related Obligor by Originator, or an Original Seller and not by any other
     Person (in whole or in part),

               (xiii) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

               (xiv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator (or an Original Seller) or any other Adverse Claim, and the Obligor thereon holds no right as against Originator (or an Original Seller) to cause Originator (or an Original Seller) to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract), provided, that that portion of any such Receivable which is in excess of the amount of such right of rescission, set-off, counterclaim or defense shall be an Eligible Receivable,

               (xv) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

               (xvi) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables
     Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

     "Facility Account" means Seller's Account No. __-
_____ at Bank One.

     "Facility Termination Date" means the earlier of
(i) the Liquidity Termination Date and (ii) the
Amortization Date.

     "Falcon" has the meaning set forth in the preamble to this Agreement.

     "Falcon Residual" means the sum of the Falcon
Transfer Price Reductions.

     "Falcon Transfer Price" means, with respect to the assignment by Falcon of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Funded Amount of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

     "Falcon Transfer Price Deficit" has the meaning set forth in Section 13.5.

     "Falcon Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Falcon to the Agent for the benefit of the Financial
Institutions, the excess (if any) of (i) the Capital of such Purchaser Interest over (ii) the Adjusted
Funded Amount for such Purchaser Interest.

     "Federal Bankruptcy Code" means Title 11 of the
United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for
U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m.
(Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Originator and the Agent, as it may be amended or modified and in effect from time to time.

     "Finance Charges" means, with respect to a Receivable, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to the related Contract.

     "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

     "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

     "Funding Source" means (i) any Financial
Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Falcon.

     "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement with such changes therein as are required or permitted by GAAP.

     "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent
Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title
IV of ERISA.

     "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five
(5) years, (A) a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights;

     "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers'
Association Interest Settlement Rate for deposits in
U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that,
(i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable
British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement
Rate is available to the Agent, the applicable LIBO
Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business
Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 1.50% per annum. The LIBO
Rate shall be rounded, if necessary, to the next higher
1/16 of 1%.

     "Liquidity Termination Date" means November [__],
2001.

     "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection
Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

     "Loss Reserve" means, at any time, an amount equal to the greater of (i) 3 times the Allowance for Doubtful Accounts of the Seller Parties as of the close of business of the Servicer on such date, and (ii) 10% of the Net Receivables Balance as of the close of business of the Servicer on such date.

     "Loss-to-Liquidation Ratio" means, for any
Collection Period, a percentage equal to (i) the aggregate amount of Receivables which were written off
Seller's books as uncollectible during such Collection
Period and during the two immediately preceding
Collection Periods, divided by (ii) the aggregate amount of Collections during such Collection Period and the two immediately preceding Collection Periods.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole,
(ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related
Security or the Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to
Section 8.5.

     "Monthly Reporting Date" means each of the dates appearing on Schedule C that is identified as a "Monthly Reporting Date".

     "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible
Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible
Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

     "Non-Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Non-Renewing Financial Institution" has the meaning set forth in Section 13.6(a).

     "Obligations" shall have the meaning set forth in
Section 2.1.

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

     "Original Seller" has the meaning set forth in the Receivables Sale Agreement.

     "Originator" means SSI, in its capacity as seller under the Receivables Sale Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Participant" has the meaning set forth in Section
12.2.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Pooled Commercial Paper" means Commercial Paper notes of Falcon subject to any particular pooling arrangement by Falcon, but excluding Commercial Paper issued by Falcon for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Falcon.

     "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization
Event.

     "Proposed Reduction Date" has the meaning set forth in Section 1.3.

     "Pro Rata Share" means, for each Financial
Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial
Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.

     "Purchase Limit" means $50,000,000.

     "Purchase Notice" has the meaning set forth in
Section 1.2.

     "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of the amount requested by Seller in the applicable Purchase Notice, the unused portion of the Purchase Limit on the applicable purchase date and the excess, if any, of the Net
Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report or Semi-
Monthly Report, taking into account such proposed
Incremental Purchase.

     "Purchasers" means Falcon and each Financial
Institution.

     "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:


                         C/NRB-AR


     where:

     C    =    the Capital of such Purchaser Interest.

     AR   =    the Aggregate Reserves.

     NRB  =    the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase.
Thereafter, until the Amortization Date, each Purchaser
Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization
Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

     "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

     "Receivable" means all indebtedness and other obligations owed to Seller, Originator or an Original
Seller (at the time it arises, and before giving effect to any transfer or conveyance under any Transfer
Agreement, the Receivables Sale Agreement or hereunder) or in which Seller, Originator or an Original Seller has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument, payment intangible or general intangible, arising in connection with the sale of goods or the rendering of services by Originator or an Original
Seller and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction;
provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

     "Receivables Sale Agreement" means that certain
Receivables Sale Agreement, dated as of the date hereof, between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

     "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

     "Reduction Notice" has the meaning set forth in
Section 1.3.

     "Reduction Percentage" means, for any Purchaser
Interest acquired by the Financial Institutions from Falcon for less than the Capital of such Purchaser
Interest, a percentage equal to a fraction the numerator of which is the Falcon Transfer Price
Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser
Interest.

     "Regulatory Change" has the meaning set forth in
Section 10.2(a).

     "Reinvestment" has the meaning set forth in
Section 2.2.

     "Related Security" means, with respect to any
Receivable:

               (i)  all security interests or liens and
     property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (ii) all guaranties, letters of credit,
     insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (iii) all service contracts and other
     contracts and agreements associated with such Receivable,

               (iv) all Records and all rights under the Contract(s) related to such Receivable,

               (v) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement and each Transfer Agreement in respect of such Receivable, and

               (vi) all proceeds of any of the foregoing.

     "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).

     "Run-Off Ratio" means, for any Collection Period, a percentage equal to (i) the aggregate Outstanding
Balance of all Delinquent Receivables as at the last day of such Collection Period, divided by (ii) the Outstanding Balance of all Receivables as to which any payment, or part thereof, remained unpaid for 30 or fewer days from the original invoice date for such payment on the last day of the Collection Period occurring 3 Collection Periods prior to such Collection
Period.

     "Seller" has the meaning set forth in the preamble to this Agreement.

     "Seller Interest" means, at any time, an undivided percentage ownership interest of Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one, minus (ii) the aggregate of the Purchaser Interests.

     "Seller Parties" has the meaning set forth in the preamble to this Agreement.

     "Semi-Monthly Report" means a report, in substantially the form of Exhibit XI hereto
(appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

     "Semi-Monthly Reporting Date" means each of the dates appearing on Schedule C that is identified as a "Semi-Monthly Reporting Date"

     "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

     "Servicing Fee" has the meaning set forth in
Section 8.6.

     "Settlement Date" means (A) the third Business Day following the Monthly Reporting Date, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

     "Settlement Period" means (A) in respect of each Purchaser Interest of Falcon, the immediately preceding
Accrual Period, and (B) in respect of each Purchaser
Interest of the Financial Institutions, the entire
Tranche Period of such Purchaser Interest.

     "SSI" has the meaning set forth in the preamble to this Agreement.

     "SSI Loan Agreement" means that Amended and
Restated Credit Agreement dated as of September 30,
1998 (as amended from time to time) among SSI, the Guarantors and Lenders identified therein, and Bank of America, N.A. (formerly known as NationsBank, N.A.), as
Administrative Agent.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

     "Termination Date" has the meaning set forth in
Section 2.2.

     "Termination Percentage" has the meaning set forth in Section 2.2.

     "Terminating Financial Institution" has the meaning set forth in Section 13.6(a).

     "Terminating Tranche" has the meaning set forth in
Section 4.3(b).

     "Traditional Receivables" means Receivables arising from a line of business identified as "Traditional", "Sax" or "Frey" by the Originator and which are included on the Originator's "SFD" reporting system.

     "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

          (a)  if Yield for such Purchaser Interest is
calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

          (b)  if Yield for such Purchaser Interest is
calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche
Period for any Purchaser Interest which commences before the Amortization

Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche
Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

     "Transaction Documents" means, collectively, this
Agreement, each Purchase Notice, the Receivables Sale
Agreement, each Transfer Agreement, the Servicing
Agreement, each Collection Account Agreement, the Fee
Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

     "Transfer Agreement" has the meaning set forth in the Receivables Sale Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Unconditional Liquidity Provider" means a
Financial Institution that is identified by the Agent or by Bank One as an entity which will not under any circumstance receive any Falcon Transfer Price
Reduction hereunder.

     "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial
Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

     "Yield/Servicing Reserve" means, on any date, an amount equal to 2.0% multiplied by the Net Receivables
Balance as of the close of business of the Servicer on such date.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                      EXHIBIT II

                FORM OF PURCHASE NOTICE

                                       [Date]


Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:     Laura Mahaney


                    Re: PURCHASE NOTICE

Ladies and Gentlemen:

     Reference is hereby made to the Receivables
Purchase Agreement, dated as of November [__], 2000, by and among New School, Inc., a Delaware corporation (the
"Seller"), School Specialty, Inc., as Servicer, the
Financial Institutions, Falcon Asset Securitization
Corporation ("Falcon"), and Bank One, NA (Main Office
Chicago), as Agent (the "Receivables Purchase
Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables
Purchase Agreement.

     The Agent is hereby notified of the following
Incremental Purchase:


Purchase Price:           $____________________________

Date of Purchase:          ____________________________

Requested Discount Rate:  [LIBO Rate] [Base Rate]
                          [Pooled Commercial Paper rate]

     Please credit the Purchase Price in immediately available funds to our Facility Account:

[Account Name]
[Account No.]


Please advise [Name] at telephone no ( )_________________ if Falcon will not be making this purchase.

     In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the
"Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase
Date (before and after giving effect to the proposed
Incremental Purchase):

          (i)  the representations and warranties of
the Seller set forth in Section 5.1 of the Receivables
Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential
Amortization Event;

          (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

          (iv) the amount of Aggregate Capital is
$_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                              Very truly yours,

                              NEW SCHOOL, INC.


                              By:____________________________
                              Name:
                              Title:

                      EXHIBIT III

       PLACES OF BUSINESS OF THE SELLER PARTIES;
                 LOCATIONS OF RECORDS;
      FEDERAL EMPLOYER IDENTIFICATION NUMBER(S);
        ORGANIZATIONAL IDENTIFICATION NUMBER(S)





          Chief Executive Office and
          Principal Place of Business:

          Seller:      3395 West College Avenue
                       Appleton, Wisconsin   54911

          Servicer:    3395 West College Avenue
                       Appleton, Wisconsin  54911



          Locations of Records:



          Seller's Federal Identification Number:



          Seller's Organizational Identification Number:

                    [None]

                      EXHIBIT IV

    NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

        Lock-Box            Related Collection Account

                       EXHIBIT V

            FORM OF COMPLIANCE CERTIFICATE

     To:  Bank One, NA (Main Office Chicago), as Agent

     This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of November [__], 2000 among New School, Inc. (the
"Seller"), School Specialty, Inc. (the "Servicer"), the
Purchasers party thereto and Bank One, NA (Main Office
Chicago), as agent for such Purchasers (the
"Agreement").

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected [__________________] of
Seller.

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5.   Described below are the exceptions, if any, to
paragraph 3 by listing, in detail, the nature of the
condition or event, the period during which it has
existed and the action which Seller has taken, is
taking, or proposes to take with respect to each such
condition or event:_____________________________________
________________________________________________________
________________________________________________________
________________________________________________________

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [___] day of [______________].

         SCHEDULE I TO COMPLIANCE CERTIFICATE


A.   Schedule of Compliance as of __________, ____ .
     Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:  __________

                      EXHIBIT VI

         FORM OF COLLECTION ACCOUNT AGREEMENT

             [On letterhead of Originator]

                                           ___________,_____


[Lock-Box Bank/Concentration Bank/Depositary Bank]

     Re:  School Specialty, Inc.

Ladies and Gentlemen:

          Reference is hereby made to P.O. Box #________ in [city, state, zip code] (the "Lock-Box") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and the undersigned ("Originator") dated _____________ (the
"Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to Originator's checking account no._____________ maintained with you in the name of Originator (the "Lock-Box Account").

          Originator hereby informs you that pursuant to that certain Receivables Sale Agreement, dated as of November [__], 2000 between Originator and New School,
Inc. (the "Seller"), Originator has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box
Account to Seller. Originator and Seller hereby request that the name of the Lock-Box Account be changed to "School Specialty, Inc., as Servicer."

          Originator and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA (Main Office Chicago) ("Bank
One") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to Bank
One for itself and as agent (or any designee of Bank
One) and Bank One will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither Falcon, Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as Bank One may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by Bank One, (iv) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (v) all correspondence or other mail which you have agreed to send to the Originator or Seller will be sent to Bank One at the following address:

          Bank One, NA (Main Office Chicago)
          Suite _____, 21st Floor
          1 Bank One Plaza
          Chicago, Illinois 60670-_____
          Attention:  Credit Manager, Asset Backed
                      Securities Division

          Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to Originator (and Seller, as Originator's assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or Seller except that you may debit the Lock-
Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          THIS LETTER AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED
BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF ILLINOIS. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                              Very truly yours,

                              SCHOOL SPECIALTY, INC.

                              By:___________________________
                              Name:
                              Title:


                              NEW SCHOOL, INC.


                              By:___________________________
                              Name:
                              Title:


Acknowledged and agreed to
this _____ day of ________

[COLLECTION BANK]

By:____________________________
Name:
Title:


BANK ONE, NA (MAIN OFFICE CHICAGO), as
Agent

By:____________________________
Name:
Title:

                        ANNEX A
                    FORM OF NOTICE

              [On letterhead of Bank One]



                                       ___________,_____


[Collection Bank/Depositary Bank/Concentration Bank]

     Re:  School Specialty, Inc./New School, Inc.

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among School Specialty, Inc., New School, Inc., you and us, to have the name of, and to have exclusive ownership and control of, account number ______________
(the "Lock-Box Account") maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box
Account should be sent at the end of each day to ___________.] You have further agreed to perform all other services you are performing under that certain agreement dated _______________ between you and [Originator] on our behalf.

     We appreciate your cooperation in this matter.

                              Very truly yours,

                              BANK ONE, NA (MAIN OFFICE CHICAGO)
                                   (for itself and as agent)


                              By:______________________________
                              Title:___________________________

                      EXHIBIT VII

             FORM OF ASSIGNMENT AGREEMENT



               THIS ASSIGNMENT AGREEMENT (this
"Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between
_____________________ ("Assignor") and
__________________ ("Assignee").

                PRELIMINARY STATEMENTS

          A.   This Assignment Agreement is being
executed and delivered in accordance with Section
12.1(b) of that certain Receivables Purchase Agreement dated as of November [__], 2000 by and among New
School, Inc., School Specialty, Inc., as Servicer,
Falcon Asset Securitization Corporation, Bank One, NA
(Main Office Chicago), as Agent, and the Financial
Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement").
Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

          B.   Assignor is a Financial Institution
party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

          C.   Assignor is selling and assigning to
Assignee an undivided ____________% (the "Transferred
Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation,
Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

     AGREEMENT

          The parties hereto hereby agree as follows:

          1.   The sale, transfer and assignment
effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days
(or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Falcon, Seller, Assignor and Assignee.
From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

          2.   If Assignor has no outstanding Capital
under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

          3.   If Assignor has any outstanding Capital
under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred
Percentage of the outstanding Capital of Assignor's
Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's
Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's
Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

          4.   Concurrently with the execution and
delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase
Agreement.

          5.   Each of the parties to this Assignment
Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

          6.   By executing and delivering this
Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial
Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase
Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b)
Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller
Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction
Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c)
Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction
Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Falcon, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction
Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

          7.   Each party hereto represents and
warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase
Agreement, including, without limitation, Sections 4.1,
13.1 and 14.6 thereof.

          8.   Schedule I hereto sets forth the revised
Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

          9.   THIS ASSIGNMENT AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF ILLINOIS.

          10.  Assignee hereby covenants and agrees
that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United
States or any state of the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                              [ASSIGNOR]

                              By:______________________________
                              Title:


                              [ASSIGNEE]

                              By:______________________________
                              Title:

          SCHEDULE I TO ASSIGNMENT AGREEMENT

          LIST OF LENDING OFFICES, ADDRESSES
          FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage:  ________%

             A-1          A-2        B-1         B-2

Assignor  Commitment  Commitment  Outstanding  Ratable
          (prior to     (after      Capital    Share of
            giving      giving     (if any)   Outstanding
          effect to    effect to                Capital
             the          the
          Assignment  Assignment
          Agreement)  Agreement)


                          A-2        B-1         B-2
Assignee              Commitment  Outstanding  Ratable
                        (after      Capital    Share of
                        giving     (if any)   Outstanding
                       effect to                Capital
                          the
                      Assignment
                      Agreement)



Address for Notices

___________________

___________________

Attention:
Phone:
Fax:

          SCHEDULE II TO ASSIGNMENT AGREEMENT

                   EFFECTIVE NOTICE

TO:________________________, Assignor
   ________________________
   ________________________
   ________________________

TO:________________________, Assignee
   ________________________
   ________________________
   ________________________

          The undersigned, as Agent under the
Receivables Purchase Agreement dated as of November
[__], 2000 by and among New School, Inc., a Delaware corporation, School Specialty, Inc., as Servicer,
Falcon Asset Securitization Corporation, Bank One, NA
(Main Office Chicago), as Agent, and the Financial
Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment
Agreement dated as of ____________, ____ between __________________, as Assignor, and
__________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

          1.   Pursuant to such Assignment Agreement,
you are advised that the Effective Date will be ______________, ____.

          2.   Falcon hereby consents to the Assignment
Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

          [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                              Very truly yours,

                              BANK ONE, NA (MAIN OFFICE CHICAGO),
                              individually and as Agent


                              By:______________________________

                              Title:___________________________

                              FALCON ASSET SECURITIZATION
                              CORPORATION


                              By:______________________________
                              Authorized Signatory

                     EXHIBIT VIII

             CREDIT AND COLLECTION POLICY

      See Exhibit V to Receivables Sale Agreement

                      EXHIBIT IX

                  FORM OF CONTRACT(S)

                     See Attached

                       EXHIBIT X

                FORM OF MONTHLY REPORT



          [In addition to such other information as may be included on this exhibit, each Monthly Report should set forth the following with respect to the related
Calculation Period (as defined in the Receivables Sale
Agreement):  (i) the aggregate Outstanding Balance of
Receivables created and conveyed by Originator to Seller in purchases pursuant to the Receivables Sale
Agreement during such Calculation Period, as well as the Net Receivables Balance included therein, (ii) the aggregate purchase price payable to Originator in respect of such purchases, specifying the Discount
Factor (as defined in the Receivables Sale Agreement) in effect for such Calculation Period and the aggregate
Purchase Price Credits (as defined in the Receivables
Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note (as defined in the Receivables
Sale Agreement) as of the end of such Calculation
Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in the Receivables Sale Agreement) set forth in Section
1.2(a)(ii) of the Receivables Sale Agreement, and (v) the amount of any capital contribution made by Originator to Seller as of the end of such Calculation
Period pursuant to Section 1.2(b) of the Receivables
Sale Agreement.]

          The above is a true and accurate accounting pursuant to the terms of the Receivables Purchase
Agreement dated November [__], 2000 (the "Agreement"), by and among New School, Inc., School Specialty, Inc.
and Bank One, NA (Main Office Chicago), as Agent, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.


By:__________________________
Name:________________________
Title:_______________________
Falcon Name:_________________
Date:________________________

                      EXHIBIT XI

              FORM OF SEMI-MONTHLY REPORT

                      SCHEDULE A

         COMMITMENTS OF FINANCIAL INSTITUTIONS

  Financial Institution            Commitment

      Bank One, NA                 $51,000,000

                      SCHEDULE B

        DOCUMENTS TO BE DELIVERED TO THE AGENT

          ON OR PRIOR TO THE INITIAL PURCHASE



                     See Attached

                      SCHEDULE C

MONTHLY REPORTING DATES and SEMI-MONTHLY REPORTING DATES



                     See Attached

                            TABLE OF CONTENTS

                                                                      Page #

ARTICLE I
     PURCHASE ARRANGEMENTS                                                 2

  Section 1.1   Purchase Facility                                          2
  Section 1.2   Increases                                                  2
  Section 1.3   Decreases                                                  2
  Section 1.4   Payment Requirements                                       3

ARTICLE II
     PAYMENTS AND COLLECTIONS                                              3

  Section 2.1   Payments                                                   3
  Section 2.2   Collections Prior to Amortization                          4
  Section 2.3   Collections Following Amortization                         4
  Section 2.4   Application of Collections                                 5
  Section 2.5   Payment Recission                                          5
  Section 2.6   Maximum Purchaser Interests                                5
  Section 2.7   Clean Up Call                                              5

ARTICLE III
     FALCON FUNDING                                                        6

  Section 3.1   CP Costs                                                   6
  Section 3.2   CP Costs Payments                                          6
  Section 3.3   Calculation of CP Costs                                    6

ARTICLE IV
     FINANCIAL INSTITUTION FUNDING                                         6

  Section 4.1   Financial Institution Funding                              6
  Section 4.2   Yield Payments                                             6
  Section 4.3   Selection and Continuation of Tranche Periods.             7
  Section 4.4   Financial Institution Discount Rates                       7
  Section 4.5   Suspension of the LIBO Rate.                               7

ARTICLE V
     REPRESENTATIONS AND WARRANTIES                                        8

  Section 5.1   Representations and Warranties of the Seller Parties       8
  Section 5.2   Financial Institution Representations and Warranties      12

ARTICLE VI
     CONDITIONS OF PURCHASES                                              12

  Section 6.1   Conditions Precedent to Initial Incremental Purchase      12
  Section 6.2   Conditions Precedent to All Purchases and Reinvestments   12

ARTICLE VII
     COVENANTS                                                            13

  Section 7.1   Affirmative Covenants of the Seller Parties               13
  Section 7.2   Negative Covenants of the Seller Parties                  20

ARTICLE VIII
     ADMINISTRATION AND COLLECTION                                        23

  Section 8.1   Designation of Servicer.                                  23
  Section 8.2   Duties of Servicer                                        23
  Section 8.3   Collection Notices                                        25
  Section 8.4   Responsibilities of Seller                                25
  Section 8.5   Reports                                                   25
  Section 8.6   Servicing Fees                                            25

ARTICLE IX
     AMORTIZATION EVENTS                                                  25

  Section 9.1   Amortization Events                                       25
  Section 9.2   Remedies                                                  27

ARTICLE X
     INDEMNIFICATION                                                      28

  Section 10.1  Indemnities by The Seller Parties                         28
  Section 10.2  Increased Cost and Reduced Return                         30
  Section 10.3  Other Costs and Expenses                                  31

ARTICLE XI
     THE AGENT                                                            32

  Section 11.1  Authorization and Action                                  32
  Section 11.2  Delegation of Duties                                      32
  Section 11.3  Exculpatory Provisions                                    32
  Section 11.4  Reliance by Agent                                         33
  Section 11.5  Non-Reliance on Agent and Other Purchasers                33
  Section 11.6  Reimbursement and Indemnification                         33
  Section 11.7  Agent in its Individual Capacity                          33
  Section 11.8  Successor Agent                                           34

ARTICLE XII
     ASSIGNMENTS; PARTICIPATIONS                                          34

  Section 12.1   Assignments.                                             34
  Section 12.2   Participations                                           35

ARTICLE XIII
     LIQUIDITY FACILITY                                                   35

  Section 13.1   Transfer to Financial Institutions                       35
  Section 13.2   Transfer Price Reduction Yield                           36

  Section 13.3   Payments to Falcon                                       36
  Section 13.4   Limitation on Commitment to Purchase from Falcon         36
  Section 13.5   Defaulting Financial Institutions                        36
  Section 13.6   Terminating Financial Institutions.                      37

ARTICLE XIV
     MISCELLANEOUS                                                        38

  Section 14.1   Waivers and Amendments.                                  38
  Section 14.2   Notices                                                  39
  Section 14.3   Ratable Payments                                         39
  Section 14.4   Protection of Ownership Interests of the Purchasers.     39
  Section 14.5   Confidentiality.                                         40
  Section 14.6   Bankruptcy Petition                                      40
  Section 14.7   Limitation of Liability                                  41
  Section 14.8   CHOICE OF LAW                                            41
  Section 14.9   CONSENT TO JURISDICTION                                  41
  Section 14.10  WAIVER OF JURY TRIAL                                     41
  Section 14.11  Integration; Binding Effect; Survival of Terms.          41
  Section 14.12  Counterparts; Severability; Section References           42
  Section 14.13  Bank One Roles                                           42
  Section 14.14  Characterization.                                        42

Exhibits and Schedules

Exhibit I      Definitions
Exhibit II     Form of Purchase Notice
Exhibit III Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s); Organizational Identification Numbers
Exhibit IV     Names of Collection Banks; Collection Accounts
Exhibit V      Form of Compliance Certificate
Exhibit VI     Form of Collection Account Agreement
Exhibit VII    Form of Assignment Agreement
Exhibit VIII   Credit and Collection Policy
Exhibit IX     Form of Contract(s)
Exhibit X      Form of Monthly Report

Exhibit XI     Form of Semi-Monthly Report



Schedule A     Commitments
Schedule B     Closing Documents
Schedule C     Monthly Reporting Dates and Semi-Monthly Reporting Dates